EXHIBIT 99.1

EVIDENCE OF SIGNATURE AUTHORITY

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled	Carried CH-270.3.002.061-2
				from:	1
CHE-103.867.266	Limited or Corporation	01.03.1996		on:

		All entries
In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1	2	~~(Novartis SA) (Novartis Ltd)~~
2		(Novartis SA) (Novartis Inc.)

CHE-103.867.266			Novartis AG		Basel	5
All entries
In	Mo	Ca	Personal Data	Function	Signature
6			Eichhorn, Felix, von Basel, in Basel		joint signature at two

CHE-103.867.266			Novartis AG		Basel	8
All entries
In	Mo	Ca	Personal Data	Function	Signature
73			Rehm, Christian, von Ruschein, in Muttenz		joint signature at two